UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 6, 2012

Date of Report

AVERY DENNISON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1 -7685	95-1492269
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

150 North Orange Grove Boulevard
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 304-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On and effective December 6, 2012, upon recommendation of the Governance and Social Responsibility Committee, the Board of Directors (the “Board”) of Avery Dennison Corporation, a Delaware corporation (the “Company”), elected Anthony K. Anderson to the Board.  Mr. Anderson has not yet been appointed to serve on any committees of the Board.

In connection with his election and in accordance with the Company’s equity compensation program for non-employee directors, on December 6, 2012, Mr. Anderson was granted 688 restricted stock units (“RSUs”) and an option to purchase 2,770 shares of the Company’s common stock at an exercise price of 100% of the fair market value of the Company’s common stock on the date of grant.  The RSUs and stock options vest ratably over three years, and the stock options expire after ten years.  In addition, Mr. Anderson will be eligible to participate in the Company’s other non-employee director compensation programs as described in the Company’s proxy statement filed with the Securities and Exchange Commission on March 9, 2012.

A copy of the press release announcing Mr. Anderson’s election to the Board is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

99.1                        Press Release, dated December 7, 2012, announcing election of Anthony K. Anderson to the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION

Date: December 7, 2012
	By:	/s/ Dean A. Scarborough
		Name:	Dean A. Scarborough
		Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 7, 2012 announcing election of Anthony K. Anderson to the Board of Directors of Avery Dennison Corporation.